*090204*

*090204*

**BARBARA K. CEGAVSKE**
**Secretary of State**
**202 North Carson Street**
**Carson City, Nevada 89701-4201**
**(775) 684-5708**
**Website: www.nvsos.gov**

| Filed in the office of | Document Number |
|---|---|
| Barbara K. Cegavske | **20190262572-66** |
| Barbara K. Cegavske<br>Secretary of State<br>State of Nevada | Filing Date and Time<br>**06/19/2019 10:42 AM** |
| | Entity Number<br>**E0258042011-1** |

# Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

**USE BLACK INK ONLY - DO NOT HIGHLIGHT**

**ABOVE SPACE IS FOR OFFICE USE ONLY**

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Artelo Biosciences, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 5 is hereby amended and restated in its entirety as follows:

"5. Purpose: The purpose of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes, as the same exists or as may hereafter be amended from time to time."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51.8%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

**Signature of Officer**

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*